Exhibit 10.3

AMENDMENT NO. 3 TO LICENSE AND SUPPLY AGREEMENT

This AMENDMENT NO. 3 TO LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is made and entered into as of January 31, 2014 and shall become effective upon the closing of an IPO (as defined in the License Agreement). This Amendment amends that certain License and Supply Agreement dated as of May 23, 2013, as amended from time to time (the “License Agreement”), by and between Ruthigen, Inc., a Delaware corporation (“Ruthigen”) and Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”). Capitalized terms used and not defined herein shall have the meanings given to them in the License Agreement.

WHEREAS, Section 15.13 of the License Agreement provides that the License Agreement may be amended, if such amendment is reduced to writing and signed by the authorized officers of both Parties to the License Agreement;

WHEREAS, the Parties entered into Amendment No. 1 to License Agreement on October 9, 2013;

WHEREAS, the Parties entered into Amendment No. 2 to License Agreement on November 6, 2013 (“Amendment No. 2”).

WHEREAS, the Parties now wish to amend certain sections of the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Definition of “Field”. The definition of “Field” in the License Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Field” means all Invasive uses in humans. “Field” does not include dermatologic uses or uses related to the Indications.

2. Deletion of Definition of “Out of Pocket Cost”. The definition of Out of Pocket Cost in the License Agreement is hereby deleted in its entirety. This deletion has no effect on other references to “out of pocket cost” in the License Agreement.

3. Deletion of Section 2.2. The text of Sections 2.2(a), (b) and (c) of the License Agreement is hereby deleted in its entirety and the words “Intentionally Omitted” are inserted in lieu thereof.

4. Amendment to Section 2.4(a)(iii). Section 2.4(a)(iii) of the License Agreement is hereby amended to delete in its entirety subsection (iii) and to insert the following language in lieu thereof:

“(iii) the worldwide making, having made, use, sale, offer to sell, having sold and import by Oculus of products and services related to the Indications;”

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5. Amendment to Section 2.4(b). Section 2.4(b) is hereby amended to delete the words “, prior to Ruthigen’s exercise of the OOS Option, if ever,” in the clause beginning “products and services related to the Indications” and to retain the words “inside the Territory.”

6. Amendment to Section 6.13(a). The introductory lead-in language and Section 6.13(a) of the License Agreement, as amended by Amendment No. 2, is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“6.13 Manufacturing Equipment. Ruthigen may, at any time upon at least 90 days’ prior written notice to Oculus, purchase one or more units of Manufacturing Equipment, at Ruthigen’s discretion. Oculus shall deliver the Manufacturing Equipment to Ruthigen, at Ruthigen’s expense, within 90 days of Oculus’ receipt of payment from Ruthigen therefor. However, if there is a third party delay for parts or other components needed to make the Manufacturing Equipment, Oculus may deliver such Manufacturing Equipment beyond the 90 days by the amount of time such part or component was delayed.

(a)	Ruthigen shall purchase the Manufacturing Equipment at Oculus’s Cost of Goods plus 20% (the “Equipment Purchase Price”).”

7. Amendment to Section 6.13(d). Section 6.13(d) of the License Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Oculus shall have the right to repurchase the Manufacturing Equipment (i) upon a Change in Control of Ruthigen involving an acquiring Third Party that sells hypochlorous-acid products, or that competes with Oculus as a manufacturer of hypochlorous acid formulations or processes involving electrolysis, unless in either case such Third Party is headquartered in Japan, or (ii) if Ruthigen takes any of the actions listed in Section 14.2(b), or any of the situations listed in 14.2(b) shall have occurred, in any case, at no cost.”

8. Amendment to Section 6.13(e). Section 6.13(e) of the License Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Ruthigen shall have the right to purchase Oculus’ entire inventory of Manufacturing Equipment (i) upon a Change in Control of Oculus involving an acquiring Third Party that sells hypochlorous-acid products, or that competes with Ruthigen as a manufacturer of hypochlorous acid formulations or processes involving electrolysis, unless in either case such Third Party is headquartered in Japan, or (ii) if Oculus takes any of the actions listed in Section 14.2(b), or any of the situations listed in 14.2(b) shall have occurred, in any case, at the replacement cost of such Manufacturing Equipment.”

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9. Amendment to Milestones. The table listing the Milestone Events and Milestone Payments under the License Agreement, which is set forth in Section 7.1 of the License Agreement, is hereby deleted in its entirety and the following table listing the Milestone Events and Milestone Payments under the License Agreement is inserted in lieu thereof:

	Milestone Event	Milestone Payment
1.	Upon completion of last patient enrollment in Ruthigen's Phase 1/2 clinical study	$1,500,000
2.	Upon completion of last patient enrollment in Ruthigen's first pivotal clinical study	$1,500,000
3.	Upon completion of Ruthigen’s first meeting with the FDA following completion of Ruthigen’s first pivotal clinical trial	$3,000,000
4.	Upon first patient enrollment in Ruthigen’s second pivotal clinical trial	$2,000,000

10. Amendment to Section 14.2(b) Section 14.2(b) of the License Agreement is hereby deleted and the following language is inserted in lieu thereof:

“(b) In the event that one of the Parties, (i) voluntarily commences any proceeding or voluntary filing of any petition by such Party seeking relief under any bankruptcy, insolvency, receivership or similar law; (ii) consents to the institution of, or fails to contest in a timely and appropriate manner and cause to be dismissed within 90 days, any involuntary petition or any involuntary filing of the type described in clause (i) above; (iii) ceases to do business or takes any action for its winding up, liquidation or dissolution; (iv) makes a general assignment for the benefit of such Party’s creditors; (v) is generally unable to pay debts as they become; (vi) is adjudicated bankrupt or insolvent under any bankruptcy, insolvency, receivership or similar law; or (vii) has appointed a trustee, receiver, liquidator or statutory manager in respect of such Party or all or any substantial part of such Party’s assets or properties, the other Party shall be entitled to terminate this Agreement (including any license granted to such Party) immediately without notice.”

11. Development and Commercialization Plan. The Parties acknowledge and agree that Ruthigen’s Development and Commercialization shall not include any activities related to dermatological uses or uses related to the Indications. Any references to the OOS Option, the Indications or any product or service outside the definition of Invasive in the Development and Commercialization Plan are hereby deleted.

12. Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the License Agreement shall continue in full force and effect.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws in force in the State of California, without giving effect to the choice of laws provisions thereof.

14. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to License Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

OCULUS OCULUS INNOVATIVE SCIENCES INC.		RUTHIGEN RUTHIGEN, INC.

By:	/s/ James Schutz	By:	/s/ Hojabr Alimi
Name:	James Schutz	Name:	Hojabr Alimi
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	January 31, 2014	Date:	January 31, 2014

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